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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-85537 of St. Mary Land & Exploration Company of our report on King Ranch Energy, Inc. and subsidiaries dated March 2, 1999, appearing in this proxy and consent statement/prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas

November 12, 1999